UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: March 5, 2014

Commission File Number: 001-35768

WASHINGTONFIRST BANKSHARES, INC.
(Exact name of registrant as specified in its charter)

VIRGINIA	26-4480276
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

11921 Freedom Drive, Suite 250, Reston, Virginia 20190
(Address of principal executive offices) (Zip Code)

(703) 840-2410
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE
On March 5, 2014, WashingtonFirst Bank, a Virginia state-chartered bank headquartered in Reston, Virginia (the "Bank") and a wholly-owned subsidiary of WashingtonFirst Bankshares, Inc., a Virginia corporation (the "Company") filed a Current Report on Form 8-K (the "Original Form 8-K") to report that it had entered into a Purchase and Assumption Agreement dated February 28, 2014 (the "Agreement") with the Federal Deposit Insurance Corporation ( "FDIC"), as receiver for Millennium Bank, N.A. ("Millennium Bank"), on February 28, 2014, pursuant to which the Bank acquired certain assets and assumed certain liabilities of Millennium Bank (the "Millennium Transaction").

In the Original Form 8-K, the Company indicated that it would amend the Original Form 8-K at a later date to provide financial information required by Item 9.01 of Form 8-K. This amendment is being filed to update the disclosures in Item 2.01 of the Original Form 8-K and to provide financial information required by Item 9.01. In accordance with the guidance provided in Securities and Exchange Commission (the "Commission") Staff Accounting Bulletin Topic 1:K, Financial Statements of Acquired Troubled Financial Institutions ("SAB 1:K"), the Company has omitted certain financial information of Millennium Bank required by Rule 3-05 of Regulation S-X. SAB 1:K provides relief from the requirements of Rule 3-05 of Regulation S-X under certain circumstances, including a transaction such as the Millennium Transaction, in which the registrant engages in an acquisition of a troubled financial institution for which audited financial statements are not reasonably available and in which federal assistance is an essential and significant part of the transaction.
Cautionary Statements About Forward-Looking Information
Statements made in this Amendment No. 1 on Form 8-K/A, other than those concerning historical financial information, may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to risks and uncertainties. These forward-looking statements include, without limitation, statements regarding the Company’s expectations concerning its financial condition, operating results, cash flows, earnings, efficiencies achieved through combination of operational processes, liquidity, and capital resources. Readers are cautioned against placing undue reliance on such forward-looking statements. Past results are not necessarily indicative of future performance. The Company assumes no obligation to revise, update, or clarify forward-looking statements to reflect events or conditions after the date of this release. A discussion of risks, uncertainties and other factors that could cause actual results to differ materially from management’s expectations is set forth in this document and exhibits, and under the captions "Forward-Looking Statements", "Risk Factors" and "Management’s Discussion and Analysis of Financial Condition and Results of Operations" in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2014.
Additional documents are available free of charge at the SEC’s web site, www.sec.gov and on the Company’s website at www.wfbi.com under the tab "About the Bank" and then under the heading "Investor Relations" or by contacting the Company’s Investor Relations Department at 11921 Freedom Drive, Suite 250, Reston, VA 20190. You may also read and copy any reports, statements and other information filed with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington DC. Information about the operation of the SEC Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330.

Item 2.01. Completion of Acquisition of Disposition of Assets.
The disclosure in the Explanatory Note is incorporated in this Item 2.01.
Pursuant to the Millennium Transaction, the Bank acquired approximately $121.6 million in deposits, $51.3 million in loans, $43.2 million in cash and cash equivalents and $19.2 million in marketable securities. The foregoing amounts are subject to customary post-closing adjustments based upon the final closing date balance sheet for Millennium Bank and will be recorded at their estimated fair values as of the February 28, 2014 acquisition date. The Millennium Transaction also included the two branches of Millennium Bank, located in Sterling and Herndon, Virginia. The FDIC agreed to retain all other real estate owned by Millennium Bank. The Bank agreed to pay a premium of 1.00 percent to assume all of the deposits of Millennium Bank. The terms of the Agreement provide for the FDIC to indemnify the Bank against, among other things, claims with respect to liabilities, losses and expenses (including reasonable attorney's fees) of Millennium Bank or any of its affiliates not assumed or otherwise purchased by the Bank, and with respect to any claims made by any shareholder of Millennium Bank or its affiliates.
In connection with the Millennium Transaction, there will be no loss sharing agreement between the FDIC and the Bank.
The consideration received, and the estimated fair value of identifiable assets acquired and liabilities assumed, as of the Agreement date are summarized in the following table:

February 28, 2014
(in thousands)
Assets acquired:
Cash and cash equivalents	$43,235
Investment securities	19,240
Other equity securities	683
Loans, net of unearned income	51,332
Cash paid to WashingtonFirst Bank by the FDIC	15,812
Goodwill	2,639
Core deposit intangibles	470
Other assets	440
Total assets acquired	$133,851
Liabilities assumed:
Deposits	$121,592
FHLB advances	12,209
Other liabilities	50
Total liabilities assumed	$133,851

Item 9.01 Financial Statements and Exhibits.
(a) Financial Statements of Business Acquired.
Discussion.
The disclosure in the Explanatory Note and Item 2.01 is incorporated in this Item 9.01(a). A narrative description of the anticipated effects of the Millennium Transaction on the Company’s financial condition, liquidity, capital resources and operating results is presented below. This discussion should be read in conjunction with the historical financial statements and the related notes of the Company, which were filed with the Commission on Form 10-K on March 19, 2014 and Form 10-Q on May 13, 2014 and the Audited Statement of Assets Acquired and Liabilities Assumed by WashingtonFirst Bank, which is attached hereto as Exhibit 99.1.
The Millennium Transaction increased the Bank’s total assets and total deposits, which are expected to positively affect the Bank’s operating results, to the extent the Bank earns more from interest earned on its assets than it pays in interest on deposits and other borrowings. The ability of the Bank to successfully collect interest and principal on loans acquired will also impact the Bank’s cash flows and operating results.
The Company has determined that the acquisition of the net assets of Millennium Bank constitutes a business acquisition as defined by the Business Combinations topic of the FASB ASC. Accordingly, the assets acquired and liabilities assumed as of February 28, 2014 are presented at their estimated fair values in Item 2a as required by that topic. In many cases, the determination of these fair values required management to make estimates about discount rates, expected cash flows, market conditions and other future events that are highly subjective in nature and subject to change.
Financial Condition.
In the Millennium Transaction, the Bank purchased loans with a contractual value of $57.0 million and a fair value of $51.3 million. This amount represents approximately 6.2% of the Bank’s total loans, net of allowance, as of December 31, 2013. In addition, the Bank acquired $43.2 million in cash and cash equivalents, $19.2 million in investment securities at fair value, and $0.7 million in other equity securities. The Bank also assumed $121.6 million in deposits, $12.2 million in FHLB advances, and $0.1 million in other liabilities. Finally, in connection with the Millennium Transaction, the Bank recorded goodwill of $2.6 million and core deposit intangibles of $0.5 million.
Operating Results and Cash Flows.
The Company’s management has from time to time become aware of acquisition and merger opportunities and has performed various levels of review related to potential acquisitions in the past. The Millennium Transaction was attractive to the Company for a variety of reasons, including the:

•	ability to increase the Bank's market share in the greater Washington, D.C. Metropolitan Area,

•	attractiveness of immediate core deposit growth with a low cost of funds, and

•	opportunities to enhance income and improve efficiency.
The Company expects that the Millennium Transaction will positively affect its operating results throughout the remainder of 2014 and forward. The Company believes that the Millennium Transaction will improve net interest income as it earns more interest on its loans and investments than it pays in interest on deposits and borrowings.

Liquidity and Capital Resources.
The Company believes that the Bank's liquidity position has improved as a result of this transaction. The Bank acquired $43.2 million of cash and cash equivalents and $19.2 million of investment securities. The Company believes these increases will further support the Bank's business activities.
The Millennium Transaction did leverage the balance sheet and slightly decrease the Bank's capital ratios as a result of the increased assets without raising additional capital and the additional goodwill and core deposit intangibles recorded as a result of the Millennium Transaction. Management does not believe these decreases are material.
The following table shows the Bank’s capital ratios and the minimum capital ratios currently required by bank regulators as of March 31, 2014, which includes the Millennium Transaction, and as of December 31, 2013, which is prior to the Millennium Transaction:

	March 31, 2014	December 31, 2013	To Be Well Capitalized Under Prompt Corrective Action Provisions	For Minimum Capital Adequacy Requirements
Capital Ratios:
Total risk-based capital ratio	12.89%	14.05%	10.00%	8.00%
Tier 1 risk-based capital ratio	11.79%	12.80%	6.00%	4.00%
Tier 1 leverage ratio	9.60%	10.53%	5.00%	4.00%
Financial Statements.
Attached hereto as Exhibit 99.1 and incorporated by reference into this Item 9.01(a) is the Audited Statement and the accompanying notes thereto.
(b) Pro forma financial information.
The disclosure in the Explanatory Note is incorporated in this Item 9.01(b).
(c) Not applicable.
(d) Exhibits.

Number	Description
2.3
Purchase and Assumption Agreement by and among the Federal Deposit Insurance Corporation, Receiver of Millennium Bank, N.A., the Federal Deposit Insurance Corporation and WashingtonFirst Bank, dated as of February 28, 2014 (included as Exhibit 2.1 to Form 8-K filed with the Securities and Exchange Commission by WashingtonFirst on March 5, 2014 (File No. 001-35768)).

23
Consent of BDO USA, LLP to the incorporation by reference in the Registration Statement of Form S-8 (File No. 333-192923), of the Statement of Assets Acquired and Liabilities Assumed by WashingtonFirst Bank.

99.1
Report of Independent Registered Accounting Firm; Statement of Assets Acquired and Liabilities Assumed by WashingtonFirst Bank at February 28, 2014; Notes to Statement of Assets Acquired and Liabilities Assumed by WashingtonFirst Bank.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
WASHINGTONFIRST BANKSHARES, INC.

May 16, 2014	/s/ Matthew R. Johnson
Date	Matthew R. Johnson
Executive Vice President and Chief Financial Officer